Adamis Pharmaceuticals Corporation 8-K

Exhibit 99.4

Adamis Pharmaceuticals Provides Update on Its Higher Dose Naloxone Injection Product

SAN DIEGO, CA --(June 11, 2019)- Adamis Pharmaceuticals Corporation (NASDAQ: ADMP) today announced that the U.S. Food and Drug Administration (FDA) has acknowledged the receipt of Adamis’ amendment to its previously submitted New Drug Application (NDA) for its higher dose naloxone injection product.  This revision removed EVZIO® as a Reference Listed Drug (RLD) and withdrew the associated Paragraph IV certification.  Narcan injectable (NDA 016636) now remains as the sole RLD and, because there are no Orange Book listed patents for NDA 016636, no patent certification is required.  With this change, it is Adamis’ opinion that the amended NDA will not be subject to a 30-month stay and that the FDAwill be free to issue an approval as soon as the agency completes a satisfactory review of the Adamis naloxone NDA.

Adamis decided to amend its original NDA after consulting with the FDA regarding the proposed change.  The removal of the Paragraph IV certification does not terminate the previously announced lawsuit filed by kaléo Inc. in the United States District Court for the District of Delaware, which alleges, among other things, that Adamis’ product infringes patents purportedly held by kaléo.  As previously stated, Adamis believes that its higher dose naloxone injection product does not infringe any valid and enforceable patent held by kaléo and that kaléo’s patent infringement allegation is without merit.  Adamis has separately demanded that Cooley LLP withdraw as counsel for kaléo.  Cooley has served as counsel to Adamis since Adamis’ formation in 2006, has counseled Adamis on all areas of its business and has a clear conflict of interest.  Adamis will continue to vigorously defend its naloxone injection product against any and all patent infringement allegations.

“Adamis is fully committed to working with the FDA to facilitate their review of our NDA,” said Dr. Dennis J. Carlo, President and CEO of Adamis. “We hope that, if approved, our higher dose naloxone injection product can become part of the solution to the devastating epidemic of opioid overdose.”

Background on the Product Candidate

In December 2018, Adamis filed an NDA relating to its higher dose naloxone injection product.  In March 2019, Adamis received a notice from the FDA that the NDA was sufficiently complete to permit a substantive review with a target action date of October 31, 2019.  Naloxone is an opioid antagonist used to treat narcotic overdoses.  Naloxone, which is generally considered the drug of choice for immediate administration for opioid overdose, blocks or reverses the effects of the opioid, including extreme drowsiness, slowed breathing, or loss of consciousness. Common opioids include morphine, heroin, tramadol, oxycodone, hydrocodone and fentanyl.

Hatch-Waxman and Paragraph IV Certification

Companies pursuing abbreviated drug applications, either via ANDA or Section 505(b)(2) of the U.S. Food, Drug & Cosmetic Act, as amended, are not required to conduct new clinical trials to demonstrate safety and efficacy.  Instead these companies may rely on the research of a previously approved, reference listed drug (RLD).  Under the Drug Price Competition and Patent Term Restoration Act, commonly referred to as Hatch-Waxman, companies relying on a RLD that has listed patents, must certify to the FDA that the product candidate does not infringe on any patents listed for the RLD (a Paragraph IV certification).  If the owner of an RLD files a lawsuit disputing a Paragraph IV certification, the FDA will wait until the shorter of 30 months or the dispute is resolved by a court, before approving the NDA.

About Adamis

Adamis Pharmaceuticals Corporation is a specialty biopharmaceutical company primarily focused on developing and commercializing products in various therapeutic areas, including respiratory disease and allergy. The company’s SYMJEPI TM(epinephrine) Injection 0.3mg and SYMJEPI (epinephrine) Injection 0.15mg products are FDA approved for use in the emergency treatment of acute allergic reactions, including anaphylaxis.  The company’s subsidiary, U.S. Compounding, Inc., compounds sterile prescription drugs, and certain nonsterile drugs for human and veterinary use, to patients, physician clinics, hospitals, surgery centers and other clients throughout most of the United States.

Adamis Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements relate to future events or future results of operations, including, but not limited to the following statements: the outcome of the patent infringement lawsuit filed by kaléo; the company’s ability to successfully enforce and defend its intellectual property rights; the potential costs associated with the patent infringement lawsuit; any future actions of the FDA arising from the patent infringement lawsuit; any action that kaléo Inc. may take in response to the company’s amended NDA filing, including the removal of EVZIO® as a Reference Listed Drug and withdrawal of the associated paragraph IV certification; the impact of the patent infringement lawsuit on our business, results of operations and financial position; the company’s beliefs concerning drug overdoses in the United States, illicit use of opioids in the United States, and deaths due to fentanyl and other opioids; use of naloxone to help treat opioid overdoses; the potential for future growth in the naloxone market; the company’s beliefs concerning the timing and outcome of the FDA’s review of the company’s NDA relating to its naloxone product candidate and its review of the proposed brand name for the product; the company’s ability to successfully develop its naloxone product candidate and other product candidates; and the outcome of any discussions with third parties concerning commercialization of the product. Such forward-looking statements include those that express plans, anticipation, intent, contingencies, goals, targets or future development and/or otherwise are not statements of historical fact.  These statements are only predictions, are not guarantees, involve known and unknown risks, uncertainties and other factors, and concern matters that could subsequently differ materially from those described in this press release, which may cause Adamis' actual results to be materially different from those contemplated by these forward-looking statements.  There are no assurances concerning the outcome of the patent lawsuit filed by kaléo.  The lawsuit could require material financial resources and consume significant management time to resolve, regardless of the outcome of the proceedings.  The lawsuit, or an adverse outcome in the litigation, could have a material adverse effect on our naloxone product candidate and the company’s business, financial conditions and results of operations.  In addition, there can be no assurances that the FDA will approve our NDA relating to our naloxone product candidate or will give final approval to our proposed brand name for the product, concerning the timing of any such approval, that the product will be commercially successful if approved and introduced, or concerning the outcome of any discussions with third parties concerning commercialization of the product.  The FDA review process is subject to a number of uncertainties. The FDA could request additional or different submissions or request additional data, information, materials or clinical trials or studies, all of which could affect the timing and outcome of the review process.  As a result, there can be no assurances regarding the timing or the outcome of the FDA’s review process.  In addition, forward-looking statements concerning our anticipated future activities assume that we are able to obtain sufficient funding to support such activities and continue our operations and planned activities.  As discussed in our filings with the Securities and Exchange Commission, we may require additional funding, and there are no assurances that such funding will be available if required.  You should not place undue reliance on any forward-looking statements.  Further, any forward-looking statement speaks only as of the date on which it is made, and except as may be required by applicable law, we undertake no obligation to update or release publicly the results of any revisions to these forward-looking statements or to reflect events or circumstances arising after the date of this press release.  Certain of these risks, and additional risks, uncertainties, and other factors are described in greater detail in Adamis’ filings from time to time with the SEC, including its most recent annual report on Form 10-K and our subsequent filings with the SEC, which Adamis strongly urges you to read and consider, all of which are available free of charge on the SEC's web site at http://www.sec.gov.

Contacts:
Mark Flather
Senior Director, Investor Relations
& Corporate Communications
Adamis Pharmaceuticals Corporation
(858) 412-7951
mflather@adamispharma.com